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                                  Exhibit 10.1

                                   Recognition International Inc.
                                   Post Office Box 660204
                                   Dallas, TX 75266-0204
                                   Tel 214 579 6000
                                   Fax 214 579 5799
Recognition
                                   Direct Phone 214 579 6378


August 24, 1994

TransTechnology Corporation
700 Liberty Avenue
Union, New Jersey 07083-8198

Attention:     Ms. Valentina Doss
               Vice President and Secretary

     RE: Asset Acquisition Agreement, dated March 5, 1992, between TransTechnology Corporation (Seller) and Recognition
     International Inc., formerly Recognition Equipment
     Incorporated (Buyer), hereinafter referred to as the "Agreement"

Gentlemen:

The purpose of this letter agreement is to reflect the current status of the environmental activities at the Charlotte, North Carolina facility by modifying and amending the Agreement in the following respects: (Capitalized terms used herein shall have the same meaning as in the Agreement unless defined otherwise herein)

     1. Section 8.9(a)(x) of the Agreement and Section 18(e) of the Lease are hereby amended to provide that the Expiration Date of the Lease is for all purposes March 30, 1995, or such earlier date specified by Buyer upon 60 days written notice.

     2. All rights of Buyer and Seller to exercise a put or option to purchase or require the purchase of the Property under the Agreement or the Lease are hereby waived by Buyer and Seller.

     3. The property Escrow will be released to the Buyer on the Expiration Date and the Escrow Agent is entitled to rely on this letter agreement as authorization from Buyer and Seller to release the Property Escrow to Buyer on such date.

     4. The Buyer shall receive a distribution from the Environmental Escrow in the amount of $175,000, such amount being payable on the Expiration Date. The balance of the Environmental Escrow will be released to the Seller on the Expiration Date and the Escrow Agent is entitled to rely on this letter agreement as authorization from Buyer and Seller to release the Environmental Escrow in the manner set forth above to Buyer and Seller on such date.
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TransTechnology Corporation
August 24, 1994
Page 2

     5.  All rights of Buyer and Seller under Section 8.9(a)(iii),
     (iv), and (v) of the Agreement and Section 18(a)(i), (ii), and
     (iii) of the Lease to terminate the Lease Prior to the Expiration Date are hereby waived by Buyer and Seller.

     6. Except as set forth in paragraph 4 above, the Buyer hereby releases any claim or cause of action that it may have under the Agreement arising from the failure of the Seller to continue diligently to completion the Post-Closing Investigation or the failure of the Seller to perform and conduct continuously with reasonable diligence the Identified Remediation.

     7. Section 15 of the Lease is hereby amended to add the following:

     "Landlord may place and continually keep in a conspicuous place on the Premises for the information of the public the usual and customary 'For Sale' or 'For Rent' signs with the name and address of Landlord and its agents, or either of them. Prospective purchasers or tenants authorized by Landlord may inspect the premises at any time during normal business hours upon reasonable notice, and during hours other than normal business hours with the agreement of Tenant."

Except to the extent that a term or provision of the Agreement or the Lease is expressly amended or waived by this letter agreement, all of the terms of the Agreement and the Lease are hereby ratified and confirmed and remain in full force and effect. Neither the waivers nor releases set forth in this letter agreement, nor any other provision of this letter agreement, shall modify or amend the obligations of Buyer and Seller under Section 7.2 of the Agreement.

If you agree to the foregoing, please so indicate by signing below in the space indicated, retain the original of this letter and return the copy to the undersigned.

Sincerely,

RECOGNITION INTERNATIONAL INC.

By: /s/ Robert M. Swartz
   Robert M. Swartz
   President
   Worldwide Systems Group

AGREED AND ACCEPTED BY

TRANSTECHNOLOGY CORPORATION

By: /s/ Valentina Doss
Name:  Valentina Doss
Title: VP, General Counsel & Secretary
Date: September 8, 1994